                                                                     EXHIBIT 4.5


               FORM OF FLOATING RATE DEBT SECURITY (PRIME RATE)

                 (FORM OF FACE OF FLOATING RATE DEBT SECURITY)

[IF DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____  $____________
                                                            CUSIP No. _____

                                GTE CORPORATION
                           [TITLE OF DEBT SECURITY]

          GTE CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein referred to as the "Corporation"), for value received, hereby promises to pay to ____________________________________________, or registered assigns, the principal sum of _______________________ Dollars on __________________ (the
"Stated Maturity") (or any [Redemption Date or ] Repayment Date, [each] as defined on the reverse hereof) (each such Stated Maturity [, Redemption Date] or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal payable on such date), and to pay interest on said principal sum at the floating rate per annum determined in accordance with the provisions below (the "Interest Rate"), until the principal hereof is paid or duly provided for, and (to the extent that payment of such interest is legally enforceable) at the Default Rate (as defined below) per annum on any overdue principal, premium, if any, and/or interest. The Corporation will pay interest in arrears on each Interest Payment Date (as defined below), commencing with the first Interest Payment Date next succeeding ___________, (the "Original Issue Date"), and on the Maturity Date. Interest on this Debt Security will be computed on the

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basis of a 360 day year for the actual number of days elapsed. As used herein,
"Interest Payment Date" means each ________________ in each year, provided that if any such date falls on a day that is not a Business Day with respect to this Debt Security the applicable Interest Payment Date shall be the next succeeding Business Day.

          Interest on this Debt Security will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the next applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). [IF APPLICABLE, INSERT -- The interest payments will include interest accrued only from, but excluding, the Record Date (as defined below) through which interest has been paid (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) through, and including, the Record Date next preceding the applicable Interest Payment Date, except that the interest payment on Maturity will include interest accrued to, but excluding, such date.] The amount of accrued interest payable for any Interest Period, shall be calculated by multiplying the face amount of this Debt Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor is computed by dividing the Interest Rate applicable to such day by 360.

          If the Maturity Date of this Debt Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, as if made on the date such payment was due, and no interest on such payment shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Debt Security (or one or more predecessor Debt Securities) is registered (the "holder") at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date shall be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the reverse hereof), notice whereof shall be given to the holder of this Debt Security by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Debt Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture. The Default Rate applicable to this Debt Security shall be the Prime Rate (as defined below)[plus/minus] __%.

          Payment of principal, premium, if any, and interest in respect of this Debt Security shall be made in immediately available funds upon presentation and surrender of this Debt Security (and, with respect to any applicable repayment of this Debt Security, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee ("Corporate Trust Office") in the Borough of Manhattan, The City of New York, State of New York, currently located at 101 Barclay Street, 21st Floor, New York, New York 10286, or at such other paying agency in The City of New York, State of New York, as the Corporation may determine. Payment of interest due on any Interest Payment

Date other than the Maturity Date may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a holder of U.S.$10,000,000 or more in aggregate principal amount of Debt Securities shall be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

          As used herein, "Business Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York, State of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

          The Interest Rate on this Debt Security shall be calculated by an agent appointed by the Corporation for the purpose (the "Calculation Agent") and shall be equal to the Prime Rate [plus/minus] _____%; provided, however, that the Interest Rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date (as defined below) shall be _____% (the "Initial Interest Rate"). The Interest Rate shall be reset each Business Day (each an "Interest Reset Date"), commencing ______, ____ (the "Initial Interest Reset Date"). The Interest Rate in effect on each day that is not an Interest Reset Date shall be the Interest Rate determined as of the Business Day preceding the applicable Interest Reset Date (each an "Interest Determination Date") pertaining to the immediately preceding Interest Reset Date and the Interest Rate in effect on any day that is an Interest Reset Date shall be the Interest Rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next succeeding day that is a Business Day.

          "Prime Rate" shall be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to any Interest Determination Date, the Prime Rate shall be the rate on such date as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication ("H.15(519)") under the heading "Bank Prime Loan."

          (ii) With respect to an Interest Determination Date as to which no rate is published, as specified in (i) above, prior to 3:00 P.M. New York City time, on the related Calculation Date (as defined below), the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519),
H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME 1 Page for such Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

          "Reuters Screen US PRIME 1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

          "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

          The Interest Rate applicable to each Interest Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below).

          The Calculation Agent (which initially shall be The Bank of New York and which may be changed by the Corporation from time to time) shall calculate the Interest Rate on this Debt Security on or before each Calculation Date and, upon request, provide holders of the Debt Securities the Interest Rate then in effect and, if determined, the Interest Rate which shall become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Debt Security. The Calculation Agent's determination of any interest rate shall be final and binding absent error in the calculation thereof. The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (a) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

          Notwithstanding the other provisions herein, the Interest Rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          Except as otherwise provided herein, all percentages resulting from any calculation shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

          The Corporation is obligated to make payments of principal, premium, if any, and interest, if any, in respect of this Debt Security in United States dollars.

          This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Corporation has caused this Instrument to be executed.

                              GTE CORPORATION



                              By:__________________________
                                      Chairman
Attest:



__________________________
         Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)
                         CERTIFICATE OF AUTHENTICATION

Dated ___________________


          This is one of the Debt Securities of the series of Securities described in the within-mentioned Indenture.

                             The Bank of New York,
                                   as Trustee


                         By: __________________________
                               Authorized Signatory

                       (FORM OF REVERSE OF DEBT SECURITY)

          This Debt Security is one of a duly authorized series of Securities of the Corporation (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 1996, duly executed and delivered between the Corporation and The Bank of New York, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (herein referred to as the "Trustee"), as heretofore amended and supplemented, (said Indenture as so amended and supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the "Debt Securities") limited in aggregate principal amount to $___,000,000.

          In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

          No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

          The Debt Securities are issuable as registered Debt Securities without coupons. [*IF THE ISSUE IS DENOMINATED IN U.S. DOLLARS, INSERT THE FOLLOWING:
The Debt Securities shall be in denominations of $l,000 or any multiple of $l,000.*] [*IF THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE
FOLLOWING: This Debt Security may be exchanged, upon presentation thereof for the purpose, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charges in relation thereto. [*IF THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE
FOLLOWING: If at any time the Depository for the Debt Securities notifies the Corporation that it is unwilling or unable to continue as Depository for the Debt Securities or if at any time the Depository for the Debt Securities shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository for the Debt Securities is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, Section 2.11 of the Indenture shall no longer be applicable to the Debt Securities and the Corporation will execute, and the Trustee will authenticate and deliver, Debt Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security representing such Debt Securities, in exchange for such Global Security. In addition, the Corporation may at any time determine that the Debt Securities shall no longer be represented by a Global Security and that the provisions of Section 2.ll of the Indenture shall no longer apply to the Debt Securities. In such event the Corporation will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation, will authenticate and deliver, in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, representing such Debt Securities, in exchange for such Global Security. Upon the exchange of the Global Security for the Debt Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Debt Securities in definitive registered form issued in exchange for the Global Security pursuant to Section 2.11(c) of the Indenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the persons in whose names such Debt Securities are so registered, or to the Depository for delivery to such persons.*]

          [The Debt Securities will not be redeemable prior to maturity.]

                                       OR

          [The Debt Securities may not be redeemed prior to ________________. The Debt Securities may be redeemed on not less than 30 nor more than 60 days prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Corporation, on any date or dates on or after ______________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

                                 Year      Redemption Price
                                 ----      ------------------
                                                    %


together, in each case, with accrued interest to the date fixed for redemption (each a "Redemption Date")(but if the Redemption Date is an Interest Payment Date, the interest installment payable on such date shall be payable to the holder at the close of business on the applicable Record Date). In the event of redemption of this Debt Security in part only, a new Debt Security of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

          [This Debt Security will be subject to repayment by the Corporation at the option of the holder hereof on the dates set forth below, in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $1,000), at the applicable percentage of the principal amount thereof to be repaid as set forth below under the heading "Repayment Price"

                                    Date      Repayment Price
                                    ----      ---------------
                                                      %


together, in each case, with accrued interest to the date fixed for repayment (each a "Repayment Date")(but if the Repayment Date is an Interest Payment Date, the interest installment payable on such date shall be payable to the holder at the close of business on the applicable Record Date). In order for this Debt Security to be repaid, this Debt Security must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office in The City of New York, State of New York (or at such other address of which the Corporation shall from time to time designate and notify holders of the Debt Securities) not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Debt Security in part only, a new Debt Security of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

          As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Debt Security for registration of transfer at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debt Security, the Corporation, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest due hereon and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary. [*IF THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:
Notwithstanding the foregoing, except as otherwise provided in Section 2.11 of the Indenture, this Debt Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.*]

          No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [INSERT IF GLOBAL DEBT SECURITY - The Depository by acceptance of this Global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.]

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Debt Security (or portion hereof specified below) pursuant to its terms at a price equal to ___% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at:

 _____________________________________________________________________________
 _____________________________________________________________________________
 _____________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)

For this Debt Security to be repaid, the Trustee must receive at its Corporate Trust Office in The City of New York, State of New York, currently located at 101 Barclay Street, 21st Floor, New York, New York 10286, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Debt Security with this "Option to Elect Repayment" form duly completed.

If less than the entire principal amount of this Debt Security is to be repaid, specify the portion thereof (which shall be in increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations of the Debt Securities to be issued to the holder for the portion of this Debt Security not being repaid (in the absence of any such specification, one such Debt Security will be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $_______________


Date:__________      _________________________________________
                     Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Debt Security in every particular, without alteration or enlargement or any change whatsoever.